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Exhibit 23.2

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Pacific Century Financial Corporation Stock Option Plan of 1994, as amended, of our report dated January 26, 2001 with respect to the consolidated financial statements of Pacific Century Financial Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Honolulu, Hawaii
May 17, 2001

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Consent of Independent Auditors